United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 24, 2020

Date of Report (Date of earliest event reported)

LifeSci Acquisition II Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39727	84-4278203
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 W. 55th St., #3401 New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 889-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Shares of Common Stock, $0.0001 par value	LSAQ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed on a Current Report on Form 8-K dated November 25, 2020, on November 24, 2020, LifeSci Acquisition II Corp. (the “Company”) consummated its initial public offering (“IPO”) of 8,009,041 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), which included a partial exercise of the underwriters’ over-allotment option. The Shares were sold at an offering price of $10.00 per Share, generating gross proceeds of $80,090,410.

As of November 24, 2020, a total of $80,090,410 of the net proceeds from the IPO and the private placement consummated simultaneously with the closing of the IPO were deposited in a trust account established for the benefit of the Company’s public stockholders.

An audited balance sheet as of November 24, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the private placement is included with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Balance Sheet dated November 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2020

LIFESCI ACQUISITION II CORP.

By:	/s/ Andrew McDonald
Name: Andrew McDonald
Title: Chief Executive Officer